Exhibit 10.18

NEURONETICS, INC.

FORM OF RESTRICTIVE COVENANT AND INVENTION ASSIGNMENT AGREEMENT

In consideration of my employment by Neuronetics, Inc., a Delaware corporation (the “Company”), and compensation received by me in connection therewith, I hereby agree as follows:

1.    PROPRIETARY INFORMATION. At all times during the term of my employment with the Company and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company or is permitted by Section 6, or unless the Company expressly and specifically authorizes such disclosure in writing. “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, its affiliated entities, any of its investors, customers, prospects, suppliers, strategic partners and other third parties that the Company is under an obligation to keep confidential, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, research and development activities, customers, clients, suppliers, personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship; provided, however, that Proprietary Information shall not include any information that is or, after receipt by me becomes, public knowledge through no fault of my own or any agent of mine or that is properly transmitted to me on a non-confidential basis by a third-party without breaching a duty of confidentiality to the Company. I will not, at any time, improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not knowingly bring into the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

2.    ASSIGNMENT OF INVENTIONS.

2.1.    Proprietary Rights and Inventions. The term “Proprietary Rights” shall mean all trade secrets, know-how, patents, copyrights, trademarks, applications for any of the foregoing, and other intellectual property rights throughout the world. The term “Inventions” shall mean all trade secrets, trademarks, copyrights, service marks, logos, domain names, technical data, inventions, concepts, ideas, processes, data, programs, software and systems documentation, source code, object code, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques. For purposes of this Section 2, the term “Affiliate” shall mean any entity other than the Company in whose business I become actively involved at the request of the Company.

2.2.    Prior Inventions. I have set forth on the attached Prior Inventions Schedule a complete list of all Inventions that I have, along or jointly with others, made prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Restrictive Covenant and Invention Assignment Agreement (collectively, “Prior Inventions”). If no such disclosure is attached, I represent that there are no prior Inventions. If, in the course of my employment with for the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3.    Assignment of Inventions. I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all of my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) that are related to the business of the Company and that are created, made, conceived or reduced to practice by me or under my direction or jointly with others during my employment with the Company (collectively, the “Company Inventions”). I will, at the Company’s request, promptly execute a written assignment to the Company of any such Company Invention, and I will preserve any such Company Invention as part of the Proprietary Information of the Company. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such assignment shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign Proprietary Rights covering Inventions assigned to the Company, or its designee, as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, or copyright, trademark or other registrations thereon with the same legal force and effect as if executed by me.

2.4.    Proprietary Rights and Inventions. I will promptly and fully disclose in writing to the Company all Company Inventions. I agree to assist in every proper way and to execute those documents and take such acts as are reasonably requested by the Company to obtain, sustain and from time to time enforce Proprietary Rights relating to Company Inventions in the United States or any other country.

2.5.    Copyrightable Works. I agree that any copyrightable works made by me (solely or jointly with others) that are otherwise covered by the terms hereof and that are protectable by copyright, shall be deemed to be “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. section 101). Accordingly, the Company shall be the sole and exclusive author and owner of all such copyrightable works and all right, title and interest therein and thereto, including, without limitation, all copyrights (and all renewals and extensions thereof). To the extent that any of such works are not determined to be a work for hire, I hereby irrevocably, permanently, exclusively and absolutely assign and grant to the Company all right, title and interest in and to such works, including, without limitation, all copyrights therein (and all renewals and extensions thereof). The Company shall have the sole and exclusive right to use and exploit such works, in whole or in part, in any media or technology known or hereafter devised, in perpetuity. The Company’s rights in and to such works may be assigned and licensed without limitation, and any such assignment or license shall be binding on me and shall inure to the benefit of such assignee or licensee. I shall have no rights of consultation and/or approval with respect to the Company’s exploitation, revision and/or use of such works. Moreover, I hereby waive, forfeit, relinquish and abandon all “moral rights” (as said term is commonly understood) and all rights of attribution and integrity that I may otherwise have had with respect to such works through the universe, and all rights I might otherwise have had under the Visual Artists Rights Act of 1990.

3.    NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Restrictive Covenant and Invention Assignment Agreement as an employee, consultant, or otherwise, of the Company does not and will not breach any other restrictive covenant or similar agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment or engagement with the Company. I have not entered into, and I agree not to enter into, any other restrictive covenant or similar agreement whether written or oral in conflict herewith.

4.    ADDITIONAL ACTIVITIES.

4.1.    Non-Competition. During the term of my employment or engagement by the Company and for the one (1) year period beginning on the date that my employment or engagement with the Company terminates (for any reason whatsoever, whether voluntary or involuntary), I will not, without the Company’s express written consent, directly or indirectly, participate as a principal, employee, consultant, partner, member or stockholder of, or in any other capacity with, any business enterprise (other than in my capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly-held company) whose primary business is or may be competitive with the products and services (including repair and aftermarket services) being designed, conceived, marketed, distributed or developed by the Company during my employment or engagement by the Company or at the time of termination of my employment or engagement by the Company. I understand that should I violate this provision of this Agreement, I shall continue to be bound by the restrictions set forth in such provision until a period of one (1) year has expired without violation of such provision.

4.2.    Non-Solicitation and Non-Hire. During the term of my employment or engagement by the Company and for the two (2) year period beginning on the date that my employment or engagement with the Company terminates, I will not either directly or through others, hire or attempt to hire any employee, consultant or independent contractor of the Company, or solicit or attempt to solicit any employee, consultant, independent contractor, customer or supplier of the Company, to (a) change or terminate his, her or its relationship with the Company or otherwise to become an employee, consultant, independent contractor or customer to, for or of any other person or business entity or (b) hire me as an employee or consultant. Notwithstanding the foregoing, general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees, consultants or independent contractors shall not be deemed to constitute solicitation for purposes of this Section 4.2. I understand that should I violate this provision of this Agreement, I shall continue to be bound by the restrictions set forth in such provision until a period of two (2) years has expired without violation of such provision.

5.    RETURN OF COMPANY DOCUMENTS AND PROPERTY. Upon termination of my employment or engagement with the Company for any reason whatsoever, voluntarily or involuntarily, and at any earlier time the Company requests, I will deliver to the person designated by the Company (a) all originals and copies of all documents (in paper and electronic form) of the Company in my possession, under my control or to which I may have access and (b) all other property of the Company in my possession, under my control or to which I may have access, including without limitation, all keys and/or access cards, computers, pagers, cell phones, other electronic devices belonging to the Company, licensed software and passwords, Company files and documentation of any kind.

6.    DEFEND TRADE SECRETS ACT. I understand that I shall not be held criminally or civilly liable under any Federal or State trade secret law for my disclosure of a trade secret that is made in confidence to Federal, State or local government official or to an attorney provided that: (a) such disclosure is solely for the purpose of reporting or investigating a suspected violation of law; (b) such disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law and make such disclosure to my attorney, I file all documents containing any trade secret information under seal, and do not disclose any such trade secret except pursuant to a court order.

7.    LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique, because I have had and will continue to have access to and have become and will continue to become acquainted with the Proprietary Information of the Company and because any breach by me of any of the restrictive covenants contained in this Restrictive Covenant and Invention Assignment Agreement would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce this Restrictive Covenant and Invention Assignment Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of this Restrictive Covenant and Invention Assignment Agreement. I agree that in any action in which the Company seeks injunctive, specific performance or other equitable relief, I will not assert or contend that any of the provisions of this Restrictive Covenant and Invention Assignment Agreement are unreasonable or otherwise unenforceable.

8.    NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notices shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing, or if sent by overnight courier upon written verification of receipt.

9.    SERVICES. I agree and understand that nothing in this Restrictive Covenant and Invention Assignment Agreement shall confer any right with respect to continuation of my employment or engagement with the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment or engagement with the Company at any time, for any reason.

10.    UNITED STATES GOVERNMENT AND OTHER OBLIGATIONS. I acknowledge that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of the Company under such agreements.

11.    GENERAL PROVISIONS. This Restrictive Covenant and Invention Assignment Agreement will be governed by and construed according to the laws of the Commonwealth of Pennsylvania as such laws are applied to Restrictive Covenant and Invention Assignment Agreements. I acknowledge and agree that I have had an opportunity to seek advice of counsel in connection with this Restrictive Covenant and Invention Assignment Agreement and that the covenants contained herein are reasonable in geographical, temporal and other scope and in all other respects. If any court or other decision-maker of competent jurisdiction determines that any of my covenants contained in this Restrictive Covenant and Invention Assignment Agreement, or any part thereof, is unenforceable because of the duration, geography or other scope of such provision, then, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. In case any one or more of the provisions contained in this Restrictive Covenant and Invention Assignment Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in all respects (even as reformed by the court), such invalidity, illegality or unenforceability shall not affect the other provisions of this Restrictive Covenant and Invention Assignment Agreement, and this Restrictive Covenant and Invention Assignment Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Restrictive Covenant and Invention Assignment Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, it successors, and its assigns. The provisions of this Restrictive Covenant and Invention Assignment Agreement shall survive the termination of my employment or engagement with the Company and the assignment of this Restrictive Covenant and Invention Assignment Agreement by the Company to any successor-in-interest or other assignee. No waiver by the Company of any breach of this Restrictive Covenant and Invention Assignment Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Restrictive Covenant and Invention Assignment Agreement shall be construed as a waiver of any other right. The obligations pursuant to Sections 1 and 2 of this Restrictive Covenant and Invention Assignment Agreement shall apply to any time during which I was previously retained to perform services for the Company, or am in the future employed or retained to perform services for the Company, by the Company as a consultant. This Restrictive Covenant and Invention Assignment Agreement is the final, complete and exclusive Restrictive Covenant and Invention Assignment Agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Restrictive Covenant and Invention Assignment Agreement, nor any waiver of any rights under this Restrictive Covenant and Invention Assignment Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Restrictive Covenant and Invention Assignment Agreement.

This Restrictive Covenant and Invention Assignment Agreement shall be effective as of the date set forth below.

Dated:             , 20

I have read this Agreement carefully and understand its terms. I have completely filled out the Prior Inventions Schedule to this Agreement.

Name:

Address:

ACCEPTED AND AGREED TO:

NEURONETICS, INC.

3222 Phoenixville Pike

Malvern, PA 19355

Name:

Title:

Date:             , 20

PRIOR INVENTIONS SCHEDULE

FROM:

DATE: , 20

SUBJECT: Prior Inventions

1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment or engagement with the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment or engagement by the Company:

☐ No inventions or improvements.

☐ See below:

☐	Additional sheets attached.

2.    Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.